                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY

================================================================================


                                CREDIT AGREEMENT


                                  dated as of


                                 July 24, 2002


                                     among


                       SERVICE CORPORATION INTERNATIONAL,
                                  as Borrower,



                           The Lenders Party Hereto,


                              JPMORGAN CHASE BANK,
                            as Administrative Agent,


                             BANK OF AMERICA, N.A.,
                             as Syndication Agent,

                                      and

                                CREDIT LYONNAIS,
                          LEHMAN COMMERCIAL PAPER INC.
                                      and
                       MERRILL LYNCH CAPITAL CORPORATION,
                           as Co-Documentation Agents

                                   ----------

                          J.P. MORGAN SECURITIES INC.,

                                      and

                        BANC OF AMERICA SECURITIES LLC,

                 as Joint Bookrunners and Joint Lead Arrangers



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions

SECTION 1.01. Defined Terms .................................................  1
SECTION 1.02. Classification of Loans and Borrowings ........................ 18
SECTION 1.03. Terms Generally ............................................... 18
SECTION 1.04. Accounting Terms; GAAP ........................................ 18

                                   ARTICLE II

                                  The Credits

SECTION 2.01. Commitments ................................................... 19
SECTION 2.02. Loans and Borrowings .......................................... 19
SECTION 2.03. Requests for Revolving Borrowings ............................. 19
SECTION 2.04. Swingline Loans ............................................... 20
SECTION 2.05. Letters of Credit ............................................. 21
SECTION 2.06. Funding of Borrowings ......................................... 25
SECTION 2.07. Interest Elections ............................................ 25
SECTION 2.08. Termination of Commitments; Reductions and Increases of
              Commitments ................................................... 26
SECTION 2.09. Repayment of Loans; Evidence of Debt .......................... 27
SECTION 2.10. Prepayment of Loans ........................................... 28
SECTION 2.11. Fees .......................................................... 29
SECTION 2.12. Interest ...................................................... 30
SECTION 2.13. Alternate Rate of Interest .................................... 31
SECTION 2.14. Increased Costs ............................................... 31
SECTION 2.15. Break Funding Payments ........................................ 32
SECTION 2.16. Taxes ......................................................... 32
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs .... 33
SECTION 2.18. Mitigation Obligations; Replacement of Lenders ................ 34

                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers .......................................... 35
SECTION 3.02. Authorization; Enforceability ................................. 35
SECTION 3.03. Governmental Approvals; No Conflicts .......................... 35
SECTION 3.04. Financial Statements; No Material Adverse Change .............. 36
SECTION 3.06. Litigation and Environmental Matters .......................... 36
SECTION 3.07. Compliance with Laws and Agreements ........................... 36
SECTION 3.08. Investment and Holding Company Status ......................... 36
SECTION 3.09. Taxes ......................................................... 37
SECTION 3.10. ERISA ......................................................... 37
SECTION 3.11. Disclosure .................................................... 37
SECTION 3.12. Subsidiaries. ................................................. 37

SECTION 3.13. Security Interests. ........................................... 37
SECTION 3.14. Margin Stock .................................................. 37

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date ................................................ 38
SECTION 4.02. Each Credit Event ............................................. 39

                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information .................... 40
SECTION 5.02. Notices of Material Events .................................... 41
SECTION 5.03. Existence; Conduct of Business ................................ 41
SECTION 5.04. Payment of Obligations ........................................ 42
SECTION 5.05. Maintenance of Properties ..................................... 42
SECTION 5.06. Books and Records; Inspection and Audit Rights ................ 42
SECTION 5.07. Compliance with Laws .......................................... 42
SECTION 5.08. Information Regarding Collateral .............................. 42
SECTION 5.09. Insurance ..................................................... 42
SECTION 5.10. Additional Subsidiaries. ...................................... 43
SECTION 5.11. Further Assurances ............................................ 43
SECTION 5.12. Use of Proceeds and Letters of Credit. ........................ 43

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness .................................................. 44
SECTION 6.02. Liens ......................................................... 45
SECTION 6.03. Sale and Leaseback Transactions. .............................. 45
SECTION 6.04. Fundamental Changes ........................................... 46
SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions ..... 46
SECTION 6.06. Asset Sales. .................................................. 48
SECTION 6.07. Swap Agreements ............................................... 48
SECTION 6.08. Restricted Payments ........................................... 48
SECTION 6.09. Transactions with Affiliates .................................. 50
SECTION 6.10. Restrictive Agreements ........................................ 50
SECTION 6.11. Fiscal Year ................................................... 50
SECTION 6.12. Interest Expense Coverage Ratio. .............................. 50
SECTION 6.13. Leverage Ratio ................................................ 51
SECTION 6.14. Capital Expenditures .......................................... 52

                                  ARTICLE VII

                              Events of Default

                                  ARTICLE VIII

                                   The Agents



                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01. Notices ....................................................... 56
SECTION 9.02. Waivers; Amendments ........................................... 57
SECTION 9.03. Expenses; Indemnity; Damage Waiver ............................ 58
SECTION 9.04. Successors and Assigns ........................................ 59
SECTION 9.05. Survival ...................................................... 62
SECTION 9.06. Counterparts; Integration; Effectiveness ...................... 62
SECTION 9.07. Severability .................................................. 62
SECTION 9.08. Right of Setoff ............................................... 62
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process .... 63
SECTION 9.10. WAIVER OF JURY TRIAL .......................................... 63
SECTION 9.11. Headings ...................................................... 63
SECTION 9.12. Confidentiality ............................................... 63
SECTION 9.13. Release of Guarantors and Collateral .......................... 64
SECTION 9.14. Interest Rate Limitation ...................................... 64

SCHEDULES:

Schedule 1.01(a) -- Non-Cash Recurring Charges
Schedule 1.01(b) -- Designated Subsidiaries
Schedule 2.01 -- Commitments
Schedule 2.05 -- Existing Letters of Credit
Schedule 3.12 -- Subsidiaries
Schedule 5.10 -- Additional Subsidiary Guarantors
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Existing Investments
Schedule 6.06 -- Planned Asset Dispositions
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B-1 -- Form of Opinion of Borrower's Outside Counsel
Exhibit B-1 -- Form of Opinion of Borrower's General Counsel
Exhibit C -- Guarantee and Collateral Agreement

                               CREDIT AGREEMENT dated as of July 24, 2002, among


                           SERVICE CORPORATION INTERNATIONAL; the LENDERS party hereto; JPMORGAN CHASE BANK, as Administrative Agent; BANK OF AMERICA, N.A., as Syndication Agent; and CREDIT LYONNAIS, LEHMAN COMMERCIAL PAPER INC. and MERRILL LYNCH CAPITAL CORPORATION, as Co-Documentation Agents.

                  The Borrower has requested the Lenders to make Revolving Loans at any time and from time to time prior to the Maturity Date in an aggregate principal amount at any time outstanding not in excess of $185,000,000 (as such amount may be increased pursuant to Section 2.08(d)). The Borrower has also requested the Issuing Bank to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $125,000,000. The Borrower has further requested the Swingline Lender to make Swingline Loans in an aggregate principal amount outstanding not in excess of $25,000,000. The proceeds of the Loans will be used to repay outstanding amounts under the Existing Credit Agreement and for general corporate purposes of the Borrower and the Subsidiaries, including the repayment, redemption or repurchase of non-publicly-traded Indebtedness, but excluding the repayment, redemption or repurchase of publicly-traded Indebtedness; provided that the proceeds of Repurchase Loans may only be used to repay, redeem or otherwise retire Designated Indebtedness at any time prior to the Repurchase Loan Termination Date. Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Accession Agreement" has the meaning set forth in Section 2.08(d).

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Commitment Fee Rate" means, with respect to the commitment fee payable pursuant to Section 2.11(a), a rate per annum equal to
(a) 0.75% for each day on which Usage is less than or equal to 33.0%, (b) 0.625% for each day on which Usage is greater than 33.0% but less than 66.0% and (c) 0.50% for each day on which Usage is greater than or equal to 66.0%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing (i) the aggregate Revolving Credit Exposures on such date by (ii) the aggregate Commitments on such date.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the end of the most recent fiscal quarter of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, as of March 31, 2002):


                           ABR                       Eurodollar
Leverage Ratio            Spread                       Spread
--------------            ------                     ----------
Category 1
greater than or equal to
4.0 to 1.0                 150.0                          250.0

Category 2
< 4.0 to 1.0 and
greater than or equal to
3.25 to 1.0                125.0                          225.0

Category 3
< 3.25 to 1.0              100.0                          200.0

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (a) at any time that an Event of Default has occurred and is continuing or (b) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination. Any determination of any rate implicit in the terms of the lease included in such Sale and Leaseback Transaction made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Service Corporation International, a Texas corporation.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing or a Repurchase Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Subsidiaries during such period (other than any such Capital Lease Obligations that shall relate to assets acquired in transactions reflected in Capital Expenditures for any earlier period).

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor
(ii) appointed by directors so nominated; (c) any event that gives holders of preferred Equity Interests or other securities issued pursuant to any shareholders' rights plan of the Borrower the right to purchase or to convert such securities into Equity Interests of the Borrower; or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

                  "Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the Lenders under the Guarantee and Collateral Agreement and the other Security Documents.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, in the Accession Agreement pursuant to which such Increasing Lender shall have extended or increased its Commitment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $185,000,000.

                  "Consolidated Interest Expense" means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all amounts paid with respect to the termination or expiration of options issued in connection with outstanding Indebtedness of the Borrower at the time of the repurchase or maturity of such Indebtedness to the extent such amounts are paid with proceeds from a cash collateral account established by the Borrower for such payments prior to the date of this Agreement, (v) any losses attributable to the prepayment or repurchase of publicly traded Indebtedness of the Borrower for such period, and (vi) any extraordinary or non-recurring non-cash charges for such period, and any recurring non-cash charges of the sort described in Schedule 1.01(a) for such period; provided, however, that cash expenditures in respect of charges referred to in this clause (vi) shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary or non-recurring non-cash gains for such period and (ii) any gains attributable to the prepayment or repurchase of publicly traded Indebtedness of the Borrower for such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Revenue" means, for any period, the consolidated revenues of the Borrower and the Subsidiaries for such period, determined in accordance with GAAP.

                  "Consolidated Total Assets" means, on any date, the consolidated total assets of the Borrower and the Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP.

                  "Consolidated Total Indebtedness" means, on any date, the sum of all Indebtedness of the Borrower and the Subsidiaries as of such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Indebtedness" means publicly traded Indebtedness of the Borrower outstanding on the date hereof that by its terms matures during calendar year 2003 or 2004.

                  "Designated Subsidiary" means each Subsidiary that is not an Excluded Subsidiary and each Subsidiary (including any Excluded Subsidiary) that owns any Equity Interest in a Designated Subsidiary. The Designated Subsidiaries on the date hereof are set forth on Schedule 1.01(b).

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Assets" means, on any date, Consolidated Total Assets on such date minus that portion of such Consolidated Total Assets attributable to the Foreign Subsidiaries.

                  "Domestic Revenues" means, for any period, Consolidated Revenue for such period minus that portion of Consolidated Revenue attributable to Foreign Subsidiaries. Domestic Revenues for the four-fiscal quarter periods ending on March 31, 2002, June 30, 2002, and September 30, 2002, shall be deemed for all purposes of this Agreement to equal Domestic Revenues for the periods of one, two or three fiscal quarters, as the case may be, ended after December 31, 2001, multiplied by four, two and four thirds, respectively.

                  "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, the management, Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust (other than a Pre-Need Trust or a Perpetual Care Trust) or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Subsidiaries" means, at any time, (a) Foreign Subsidiaries and (b) Domestic Subsidiaries the aggregate assets and revenues of which (determined on a consolidated basis) do not exceed 15% of Domestic Assets, or 10% of Domestic Revenues, as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, as of March 31, 2002) and for the period of four fiscal quarters then ended.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.16(a).

                  "Existing Issuing Bank" means JPMorgan Chase Bank, in its capacity as issuing bank in respect of an Existing Letter of Credit.

                  "Existing Letters of Credit" means the outstanding letters of credit set forth on Schedule 2.05.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (other than accounts payable of any Subsidiary incurred in the ordinary course of business) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
(i) endorsements for collection or deposit in the ordinary course of business or
(ii) any guaranty or other contingent liability, direct or indirect, with respect to bonds, indemnity agreements and similar arrangements provided to assure that the Borrower and the Subsidiaries will fully perform their obligations in respect of prearranged funeral and cemetery services and goods and/or construction of burial facilities.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement among the Borrower, the Designated Subsidiaries and the Collateral Agent, substantially in the form of Exhibit C.

                  "Guarantee and Collateral Requirement" means, at any time, the requirement that:

                  (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party or
         (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of any Designated Subsidiary directly owned by any Loan Party at such time shall have been pledged pursuant to the Guarantee and Collateral Agreement, and the Collateral Agent shall have received certificates representing all such Equity Interests (other than any uncertificated Equity Interests), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative

         Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

                  (d) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Hazardous Materials" means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

                  "Increasing Lender" has the meaning set forth in Section 2.08(d).

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all obligations, contingent or otherwise, of such Person in respect of Securitization Transactions and (k) all Synthetic Lease Obligations of such Person. The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, but (ii) shall not include any guaranty or other contingent liability, direct or indirect, with respect to bonds, indemnity agreements and similar arrangements provided to assure that the Borrower and the Subsidiaries will fully perform their obligations in respect of prearranged funeral and cemetery services and goods and/or construction of burial facilities.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indenture Basket Amount" means, on any date, an amount equal to 10% of consolidated net worth (as such term is defined in the Indentures) on such date minus the sum, without duplication, of (a) the aggregate amount of the Loans outstanding on such date, (b) the aggregate LC Exposure on such date and
(c) the aggregate amount of all other indebtedness and other obligations (as such terms are defined in the Indentures) of the Borrower and the Subsidiaries secured by Liens on assets of the Borrower or any Subsidiary on such date (excluding, in the case of the foregoing clauses (b) and (c), indebtedness and other obligations permitted to be incurred under any carveout (other than any 10% consolidated net worth basket or 10% consolidated asset basket) set forth in the "limitation on liens" covenant (or any similar covenant) in each of the Indentures).

                  "Indentures" means each indenture (including any supplemental indentures entered into pursuant to the terms thereof) to which the Borrower or any Subsidiary is a party governing the terms of any outstanding Indebtedness of the Borrower or any Subsidiary.

                  "Information Memorandum" means the Confidential Information Memorandum dated May 2002 relating to the Borrower and the Transactions.

                  "Initial Designated Indebtedness Repurchase Date" means the date on which the Borrower and the Subsidiaries have repurchased, redeemed or otherwise retired with the Net Proceeds of asset dispositions publicly traded Indebtedness of the Borrower outstanding on the date hereof that matures during calendar year 2003, 2004 or 2005 in an aggregate principal amount equal to $100,000,000 minus the aggregate principal amount of such Indebtedness repurchased, redeemed or otherwise retired with such Net Proceeds after May 13, 2002.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or a Repurchase Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or seven or fourteen days thereafter if deposits of such maturity are available to all the Lenders), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank Agreement" means an agreement in form satisfactory to the Borrower and the Administrative Agent pursuant to which a Lender agrees to act as an Issuing Bank.

                  "Issuing Banks" means JPMorgan Chase Bank and each other Lender that has entered into an Issuing Bank Agreement, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The term "Issuing Banks" shall also mean the Existing Issuing Bank solely as such term is used in reference to the Existing Letters of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means the Existing Letters of Credit and any letter of credit issued pursuant to this Agreement.

                  "Leverage Ratio" means, on any date, the ratio of (a) Consolidated Total Indebtedness as of such date (net of all unencumbered cash and cash equivalents set forth on the consolidated balance sheet of the Borrower and the Subsidiaries as of such date in excess of $25,000,000) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date; provided, however, that, solely for purposes of this definition, "Consolidated Total Indebtedness" shall not include Indebtedness of the Borrower or any Subsidiary in an amount not to exceed $50,000,000 that is required to be paid as of such date in connection with the earn-out provisions set forth in the Los Parques S.A. Stock Purchase and Transfer Agreement dated as of December 21, 1998.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason with respect to any Eurodollar Borrowing, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, any letter of credit applications referred to in Section 2.05(a) or (b), any promissory notes delivered pursuant to Section 2.09(e) and the Security Documents.

                  "Loan Parties" means the Borrower and the Designated Subsidiaries.

                  "Loans" means the Revolving Loans and Swingline Loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" means "margin stock" as defined in Regulation U of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole,
(b) the ability of any Loan Parties, taken as a whole, to perform their material obligations under this Agreement and the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "Material Subsidiary" means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 1% for any such individual Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

                  "Maturity Date" means July 24, 2005.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to Persons other than Affiliates in connection with such event,
(ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) and other obligations secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case in respect of the year that such event occurred and that are directly attributable to such event (as determined in good faith by a Financial Officer). Notwithstanding the foregoing, any amounts referred to in subclauses (ii) and (iii) of clause (a) of the preceding sentence will be deemed to constitute Net Proceeds received by the Borrower or a Subsidiary only if such amounts shall not have been applied within 180 days to repair or replace the assets in respect of which such amounts shall have been paid or for related purposes.

                  "Obligations" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

                  "Other Taxes" means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Participant" has the meaning set forth in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of
Exhibit II to the Guarantee and Collateral Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition (by merger or otherwise) by the Borrower or a Designated Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) the business of such acquired Person, or such acquired business, is reasonably related to the business of the Borrower on the date hereof and is predominantly in the United States of America or Canada (except that acquisitions outside the United States and Canada may constitute Permitted Acquisitions to the extent that the aggregate consideration paid by the Borrower and the Subsidiaries in all such acquisitions does not exceed $10,000,000), (c) the Guarantee and Collateral Requirement shall be satisfied within 30 days (or such longer period as may be acceptable to the Administrative Agent) after such acquisition with respect to each such Designated Subsidiary (with the Designated Subsidiaries being determined giving pro forma effect to such acquisition), (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with Sections 6.12, 6.13 and 6.14, to the extent then applicable, as if such acquisition had occurred on the first day of the relevant period for testing compliance with such Section, (e) such acquisition has been approved by all necessary corporate and other action by the Person so acquired or the Person selling the assets or other property so acquired by the Borrower or such Designated Subsidiary and (f) in the case of any acquisition in which the aggregate consideration paid by the Borrower and the Subsidiaries exceeds $10,000,000, the Borrower has delivered to the Administrative Agent an officer's certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all financial information requested by the Administrative Agent relating to the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

                  "Permitted Asset Disposition" means any sale, transfer or other disposition (including any loss, destruction or condemnation) of any property or asset of the Borrower, other than dispositions permitted under paragraphs (a), (b), (c) and (d) of Section 6.06.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P, from Moody's or The Dominion Bond Rating Service;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or Province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (ii) any international office of Credit Lyonnais or Societe Generale, to the extent such institution has a combined capital and surplus and undivided profits of not less than $500,000,000 or
         (iii) Southwest Bank of Texas;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

                  (f) other investments in an amount not to exceed $10,000,000 in the aggregate at any one time by Foreign Subsidiaries in certificates of deposit, banker's acceptances and time deposits (or other substantially similar investments) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts (or other substantially similar deposit accounts) issued or offered by, any foreign commercial bank that does not meet the capital, surplus and profit requirements set forth in clause (c)(i) of this definition.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pre-Need Trust" means a trust established to hold funds related to the purchase of funeral or cemetery goods or services on a pre-need basis.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank (or any successor Administrative Agent appointed or chosen pursuant to Article VIII hereof) as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Perpetual Care Trust" means a trust established to provide perpetual care or maintenance for any cemetery, mausoleum or columbarium.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                  "Repurchase Availability Amount" means, at any time, $75,000,000 minus the aggregate principal amount of Repurchase Loans outstanding.

                  "Repurchase Availability Period" means the period from and including the Initial Designated Indebtedness Repurchase Date to but excluding the earlier of (a) the Repurchase Loan Termination Date and (b) the date of termination of the Commitments.

                  "Repurchase Borrowing" means a Borrowing consisting of Repurchase Loans.

                  "Repurchase Loan" means a Revolving Loan designated as such in the related Borrowing Request delivered pursuant to Section 2.03.

                  "Repurchase Loan Termination Date" means the earlier of (a) the date upon which all Designated Indebtedness has been repurchased, redeemed or otherwise retired and (b) December 31, 2004.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

                  "Reverse Repurchase Transaction" means any transaction in which a financial institution loans direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, to the Borrower or a Subsidiary, and the Borrower or such Subsidiary acquiring such obligations agrees to return the aggregate principal amount of the obligations so borrowed to the lending institution at a later date on customary terms and conditions; provided, that the obligation of the Borrower or such Subsidiary to return such aggregate principal amount may be secured, but only by the cash and cash equivalents received by the Borrower or such Subsidiary upon the sale or other disposition of the obligations so borrowed, and then only to the extent set forth in Section 6.02(f).

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Commitments.

                  "Revolving Borrowing" means a Borrowing consisting of Revolving Loans.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans plus its LC Exposure and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.01.

                  "Sale and Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee of the sold or transferred property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the acquisition or completion of the fixed or capital asset shall not be deemed to be a Sale and Leaseback Transaction.

                  "Secured Parties" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

                  "Securitization Transaction" means any transfer by the Borrower or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

                  "Security Documents" means the Guarantee and Collateral Agreement and each other instrument or document delivered pursuant to Section 5.08, 5.10 or 5.11 to secure any of the Obligations.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower; provided that no Pre-Need Trust or Perpetual Care Trust shall be deemed to be a Subsidiary.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or prices for one or more currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent hereunder.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for Federal income tax reporting purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

                  "Synthetic Lease Obligations" means, with respect to any Synthetic Lease, at any time, an amount equal to the present value (computed in accordance with GAAP as if such Synthetic Lease Obligations were Capital Lease Obligations) of the sum of (a) all remaining rental or other payment obligations of the lessee or party obtaining financing under such Synthetic Lease and, without duplication, (b) all rental and purchase price payment obligations under such Synthetic Lease assuming the lessee or party obtaining financing exercises the option to purchase the leased property at the end of the lease term.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of the Loans and the use of the proceeds thereof, the obtaining and use of the Letters of Credit, the creation of the Liens provided for in the Security Documents and the other transactions contemplated hereby.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth in paragraph (b) of this Section and elsewhere herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the Indenture Basket Amount being less than zero. Within the foregoing limits, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  (b) Notwithstanding any other provision of this Agreement, Repurchase Loans will be made only during the Repurchase Availability Period and only in an aggregate principal amount that will not result in the aggregate principal amount of the outstanding Repurchase Loans exceeding the Repurchase Availability Amount.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing and each Repurchase Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000. Notwithstanding the foregoing, an ABR Revolving Borrowing or a Swingline Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments and, if in an amount not less than the applicable minimum amount specified above, may be in the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), notwithstanding that such amount is not an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether or not such Borrowing is to be a Repurchase Borrowing;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no election as to the Class of Borrowing is specified, then the requested Borrowing shall be a Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the aggregate amount of the Lenders' Revolving Credit Exposures exceeding the aggregate Commitments or (iii) the Indenture Basket Amount being less than zero; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in form reasonably acceptable to the Administrative Agent and the applicable Issuing Banks, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit will, for all purposes of this Agreement, be deemed to have been issued hereunder on the Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit. On the Effective Date, (i) any fronting fees provided for in the agreements under which the Existing Letters of Credit were issued shall cease to accrue and shall be replaced by the fronting fee provided for in Section 2.11(b) (it being understood that any other fees referred to in Section 2.11(b) that shall have been agreed upon by the Borrower or a Subsidiary and the Existing Issuing Bank shall continue to apply, but that no new issuance fee will be charged in connection with the deemed issuance of any Existing Letter of Credit on the Effective Date), and (ii) any collateral that prior to the Effective Date shall have secured the obligations of the Borrower in connection with any Existing Letter of Credit (but not any Collateral securing such obligations under the Security Documents) shall be automatically released.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Banks) to the Issuing Banks and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of the Borrower thereunder or that are inconsistent with the provisions of this Agreement shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $125,000,000, (ii) the aggregate amount of the Lenders' Revolving Credit Exposures shall not exceed the aggregate Commitments and (iii) the Indenture Basket Amount shall not be less than zero. Notwithstanding anything to the contrary contained herein, no Existing Letter of Credit may be amended, renewed or extended.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the applicable minimum borrowing amount, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section

2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, ABR Repurchase Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the earlier of (i) the third Business Day after the Borrower shall receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph and
(ii) the date on which the maturity of the Loans shall be accelerated, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral under this paragraph, then (i) if the maturity of the Loans has not been accelerated and the LC Exposure shall be reduced to an amount below the amount so deposited, the Administrative Agent will return to the Borrower any excess of the amount so deposited over the LC Exposure and (ii) such amount (to the extent not applied as provided above in this paragraph) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. It is agreed that no payment by the Borrower under this paragraph will be subject to any break-funding payment under Section 2.15.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination of Commitments; Reductions and Increases of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures (net of any cash collateral provided in accordance with Section 9.13(b)) would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (d) The Borrower may on no more than two occasions during the period beginning on the date hereof to and including the date that is six months prior to the Maturity Date, by written notice to the Administrative Agent executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an "Increasing Lender"), which may include any Lender, cause Commitments to be extended by the Increasing Lenders (or cause the Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided, that (i) each extension of new Commitments or increase in existing Commitments pursuant to this paragraph shall result in the aggregate Commitments being increased by no less than $10,000,000, (ii) no extension of new Commitments or increase in existing Commitments pursuant to this paragraph may result in the aggregate Commitments exceeding $250,000,000, (iii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Borrower (an "Accession Agreement"). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the Administrative Agent shall have received a certificate, dated as of the effective date of such increase and executed by a Financial Officer of the Borrower, to the effect that the conditions set forth in paragraphs (a), (b) (c) and (d) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase). Following any extension of a new Commitment or increase of a Lender's Commitment pursuant to this paragraph, any Loans outstanding prior to the effectiveness of such increase or extension shall continue to be outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrower shall so elect, refinanced with new Loans made pursuant to Section 2.01(a) ratably in accordance with the Commitments in effect following such extension or increase.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing (other than a Repurchase Borrowing) is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or prevent the Borrower's obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section. All prepayments made pursuant to this paragraph (a) shall be applied to prepay Revolving Loans that are not Repurchase Loans until no such Loans are outstanding; provided that any such prepayment may, at the election of the Borrower, be applied to prepay Repurchase Loans if (i) the outstanding amount of Revolving Loans that are not Repurchase Loans shall be less than $50,000,000 and
(ii) the Borrower shall certify to the Administrative Agent that, after giving effect to such prepayment, the Borrower believes that it will have cash and cash equivalents that, taking into account anticipated cash receipts (other than from Borrowings under this Agreement) and expenditures, will be sufficient to meet the working capital needs of the Borrower and the Subsidiaries for a period of at least two weeks following such prepayment.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Permitted Asset Disposition, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Repurchase Borrowings in an aggregate amount equal to the lesser of the amount of such Net Proceeds and the aggregate principal amount of the Repurchase Loans outstanding; provided, however, that the Net Proceeds of any Permitted Asset Disposition that generates less than $250,000 of such Net Proceeds shall not be required to be used to prepay Repurchase Borrowings pursuant to this Section 2.10(b); and provided further, that Permitted Asset Dispositions that generate Net Proceeds of less than $10,000,000 will be aggregated over each fiscal quarter of the Borrower and the aggregate amount of such Net Proceeds shall be used to prepay Repurchase Borrowings at the end of such fiscal quarter; and provided further that, if the amount of Net Proceeds so aggregated at any time exceeds $10,000,000, the Borrower shall immediately prepay Repurchase Borrowings in an amount equal to such aggregate Net Proceeds.

                  (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and shall state whether or not each such Borrowing is a Repurchase Borrowing; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  (d) Amounts to be applied pursuant to paragraph (b) above to the prepayment of Repurchase Borrowings shall be applied first to reduce outstanding ABR Repurchase Borrowings and then to prepay Eurodollar Repurchase Borrowings. In the event the amount of any prepayment of Repurchase Borrowings required under such paragraph (b) shall exceed the sum of (i) the aggregate principal amount of the ABR Repurchase Borrowings outstanding and (ii) the aggregate principal amount of the Eurodollar Repurchase Borrowings outstanding with Interest Periods ending on the date on which prepayment would be required under such paragraph (b) (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to hold the Excess Amount and to apply such amount to the prepayment of Eurodollar Borrowings at the ends of the Interest Periods applicable thereto; provided that (A) the entire amount of such required prepayment will in any event be made within 30 days after the date on which it would have been required to be made but for the provisions of this paragraph and (B) amounts held pending prepayment in accordance with this paragraph will not be deemed to have prepaid Repurchase Borrowings for purposes of any provision of this Agreement.

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such accrued fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate in effect from time to time.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect from time to time.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or

Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or a Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or mandatory prepayment), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. The Borrower and each of the Designated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of the Excluded Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

                  SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2001, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Such financial statements contain all references to and descriptions of contingent liabilities required under GAAP.

                  (b) Since December 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (a) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (b) Liens permitted by Section 6.02.

                  SECTION 3.06. Litigation and Environmental Matters. (a) Except as set forth in the Information Memorandum, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents or the Transactions.

                  (b) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. The Borrower and each of the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with this Agreement or the Transactions or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each other Person in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Designated Subsidiary, in each case as of the date hereof. The shares of capital stock or other ownership interests of each Subsidiary are owned by the Borrower, directly or indirectly, free and clear of all Liens, except for the Liens created under the Security Documents.

                  SECTION 3.13. Security Interests. When executed and delivered, the Guarantee and Collateral Agreement will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral and (a) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent thereunder together with instruments of transfer duly endorsed in blank, the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (b) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Guarantee and Collateral Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, other than rights secured by Liens expressly permitted by Section 6.02.

                  SECTION 3.14. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. The proceeds of the Loans and the Letters of Credit will not be used, directly or indirectly, immediately, incidentally or ultimately, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans or the Letters of Credit under this Agreement "purpose credit" within the meaning of Regulation U or Regulation X of the Board.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Locke Liddell & Sapp LLP, outside counsel for the Borrower, substantially in the form of Exhibit B-1 and
         (ii) James M. Shelger, senior vice president, general counsel and secretary of the Borrower, substantially in the form of Exhibit B-2, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, setting forth computations in reasonable detail of the Indenture Basket Amount as of the Effective Date (and after giving effect to the Borrowings to be made and the Letters of Credit to be issued on the Effective Date) and of Domestic Assets and Domestic Revenues as of March 31, 2002, and confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 and paragraph (e) of this Section.

                  (e) The Guarantee and Collateral Requirement shall have been satisfied.

                  (f) The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (g) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained.

                  (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on July 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and except that, for purposes of this Section 4.02(a), the representations and warranties set forth in
         Section 3.04(a) shall be deemed to refer to the financial statements furnished to the Lenders pursuant to Section 5.01(a) and (b).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Indenture Basket Amount shall not be less than zero.

                  (d) At the time of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Guarantee and Collateral Requirement shall be satisfied.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b),
(c) and (d) of this Section.

                                   ARTICLE V

                             Affirmative Covenants

                  Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 95 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) as promptly as practicable and in any event not later than
         (i) 25 days after any delivery of financial statements under clause (a) above and (ii) 10 days after any delivery of financial statements under clause (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) showing the aggregate amounts of Domestic Assets and Domestic Revenues, the portion of the aggregate amounts of Domestic Assets and Domestic Revenues attributable to each Designated Subsidiary and the Indenture Basket Amount as of the date of the balance sheet included in such financial statements and for the period of four fiscal quarters then ended and (B) demonstrating compliance with Sections 6.12, 6.13 and 6.14, (iii) setting forth any changes required to be made to Schedule 1.01(b) in order for the information set forth therein to be complete and correct as of the date of the balance sheet included in such financial statements (or stating that no such changes are required) and any other information required pursuant to Section 4.03(c) of the Guarantee and Collateral Agreement and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2001) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of a certificate of a Financial Officer under clause (c)(i) above, a certificate of the accounting firm that reported on such financial statements stating that, in connection with its audit, nothing has come to its attention that caused it to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Article V, VI or VII of this Agreement (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any

         Subsidiary with the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (f) upon the earlier of (i) 10 business days following approval of such information by the Board of Directors of the Borrower and (ii) March 31 of each fiscal year of the Borrower, an annual budget of the Borrower and the Subsidiaries for such fiscal year; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence is delivered or caused to be delivered providing notice of such posting or availability); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises could not reasonably be expected, individually or in the aggregate for all such failures, to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.06. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all material laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property.

                  SECTION 5.08. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in any Loan Party's identity, corporate structure or jurisdiction of incorporation or formation or (iii) in any Loan Party's Federal Taxpayer Identification Number or other organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and a legal officer of the Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that the Guarantee and Collateral Requirement is satisfied.

                  SECTION 5.09. Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

                  SECTION 5.10. Additional Subsidiaries. (a) The Borrower shall cause the Subsidiaries set forth on Schedule 5.10 to take all steps necessary to perfect all Liens granted pursuant to the Guarantee and Collateral Agreement within 60 days after the date hereof.

                  (b) If any Designated Subsidiary is formed or acquired, or if any Subsidiary shall become a Designated Subsidiary, after the Effective Date, the Borrower will, within five Business Days, notify the Administrative Agent and the Lenders thereof and, if necessary for the Borrower to maintain compliance with the Guarantee and Collateral Requirement, promptly cause the Guarantee and Collateral Requirement to be satisfied with respect to such Designated Subsidiary and with respect to any Equity Interest in such Designated Subsidiary owned by or on behalf of any Loan Party.

                  SECTION 5.11. Further Assurances. (a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent may reasonably request, to cause the Guarantee and Collateral Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, all such information as the Administrative Agent shall reasonably request as necessary to confirm the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets of the sort included in the definition of Collateral in the Guarantee and Collateral Agreement are acquired by the Borrower or any other Loan Party after the date hereof (other than assets that without further action become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  SECTION 5.12. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations incurred by the Borrower and the Subsidiaries in the ordinary course of business.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments shall have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof; provided that any such refinancing Indebtedness (A) shall not be secured by any collateral that did not secure the Indebtedness refinanced and (B) shall not mature before the earlier of (x) the maturity date of the Indebtedness refinanced and (y) the date six months following the Maturity Date;

                  (iii) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any other Loan Party shall be subject to Section 6.05;

                  (iv) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.05;

                  (v) (A) Indebtedness of the Borrower or any Subsidiary incurred after the date hereof to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof, (B) Attributable Debt of the Borrower or any Subsidiary incurred after the date hereof pursuant to Sale and Leaseback Transactions permitted by Section 6.03 and (C) Indebtedness represented by seller notes of the Borrower or any Subsidiary incurred after the date hereof in connection with Permitted Acquisitions; provided that (i) the Indebtedness in clause (A) hereof is incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of the Indebtedness permitted by this clause (v) shall not exceed $75,000,000 at any time outstanding;

                  (vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $50,000,000 at any time outstanding;

                  (vii) Indebtedness not permitted by any other clause of this
         Section 6.01; provided that the aggregate principal amount of such Indebtedness incurred, created or assumed pursuant to this clause (vii) and outstanding at any time shall not exceed $25,000,000.

                  (b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, other than
(i) preferred Equity Interests of the Borrower issued pursuant to any shareholders' rights plan of the Borrower and (ii) preferred Equity Interests issued by any Subsidiary to the extent, and only to the extent, that such preferred Equity Interests are owned by the Borrower or another Subsidiary.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof;

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (v) of Section 6.01(a),
         (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (f) Liens on cash and cash equivalents received in connection with Reverse Repurchase Transactions in an amount not to exceed $200,000,000 at any one time; and

                  (g) Liens that are not permitted by any other clause of this
         Section 6.02; provided that the aggregate book value of the assets subject to Liens permitted under this clause (g), together with the aggregate principal amount of Attributable Debt incurred in connection with Sale and Leaseback Transactions permitted pursuant to Section 6.03, shall at no time exceed $75,000,000.

                  SECTION 6.03. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Sale and Leaseback Transaction;

provided that the Borrower may, and may permit any Subsidiary to, enter into Sale and Leaseback Transactions if the sum, without duplication, of (i) the aggregate outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by this proviso and (ii) the aggregate book value of the assets subject to Liens permitted by Section 6.02(g) shall at no time exceed $75,000,000; and provided further that all Attributable Debt associated with any such Sale and Leaseback Transaction shall be treated as Indebtedness of the Borrower or the applicable Subsidiary, as the case may be, incurred pursuant to
Section 6.01(a)(v).

                  SECTION 6.04. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Borrower and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or, in the case of the Borrower or any Material Subsidiary, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided, however, that no Designated Subsidiary may merge into a Foreign Subsidiary, (iii) any Permitted Asset Disposition made in accordance with Section 6.06 and involving the sale of a Subsidiary may be effected by a merger of such Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; provided, however, that no Designated Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any Foreign Subsidiary, and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments existing on the date hereof and set forth on
         Schedule 6.05;

                  (c) investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests in Loan Parties shall be pledged pursuant to the Guarantee and Collateral Agreement if necessary for the Borrower to maintain satisfaction of the Guarantee and Collateral Requirement and
         (ii) the aggregate amount of investments made by Loan Parties to Subsidiaries that are not Loan Parties pursuant to this clause (c), together with all loans and advances and Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties pursuant to

         Section 6.05(d) and (f) (excluding all such investments, loans, advances and Guarantees existing on the date hereof), shall not exceed $15,000,000 at any time outstanding;

                  (d) loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties pursuant to this clause (d), together with investments and Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties pursuant to Section 6.05(c) and (f), shall not exceed $15,000,000 at any time outstanding;

                  (e) obligations of the Borrower to any Subsidiary, or of any Subsidiary to the Borrower or any other Subsidiary, arising from the management and investment of cash on a pooled basis in the ordinary course of business;

                  (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Subsidiary shall not Guarantee any Indebtedness of the Borrower unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement and (B) such Guarantee of such Indebtedness provides for the release and termination thereof, without action by any party, upon any release or termination of such Guarantee of the Obligations, and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party pursuant to this clause (f), together with investments and loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties pursuant to
         Section 6.05(c) and (d), shall not exceed $15,000,000 at any time outstanding;

                  (g) Guarantees by the Borrower of accounts payable of Subsidiaries in the ordinary course of business;

                  (h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (i) Permitted Acquisitions for consideration consisting of common stock of the Borrower, and other Permitted Acquisitions to the extent the amount or fair market value of the consideration paid by the Borrower and the Subsidiaries therefor (including Indebtedness assumed pursuant to Section 6.01(a)(vi)) does not exceed (A) $15,000,000 in the fiscal year ending December 31, 2002, (B) $35,000,000 in the fiscal year ending December 31, 2003, (C) $50,000,000 in the fiscal year ending December 31, 2004, or (D) $50,000,000 in the fiscal year ending December 31, 2005; provided, however, that the amount set forth for any fiscal year in clause (A), (B), (C) or (D) above shall be doubled at any time during such fiscal year when the Leverage Ratio at the end of the most recent fiscal quarter for which financial statements shall have been delivered under Section 5.01(a) or (b) shall be less than
         3.50 to 1.00);

                  (j) Equity Interests and debt obligations owned by the Borrower or any Subsidiary following a Permitted Asset Disposition; provided that if any Permitted Asset Disposition is made for aggregate consideration in excess of $20,000,000, then the Equity Interests and debt obligations acquired in connection therewith may not exceed 20% of the aggregate consideration;

                  (k) Equity Interests in Persons owned by the Borrower or any Subsidiary following the sale of Equity Interests in Subsidiaries in transactions constituting Permitted Asset Dispositions and other investments in joint ventures engaged in businesses reasonably related to the business of the Borrower as of the date of this Agreement; provided that no investment shall be permitted pursuant to this clause (k) that, together with all other investments permitted under this clause
         (k), would exceed $125,000,000 in the aggregate;

                  (l) investments in Reverse Repurchase Transactions; and

                  (m) investments not permitted by any other clause of this Section; provided that no investment shall be made pursuant to this clause (m) that, together with all other investments made pursuant to this clause (m) after the date hereof, would exceed $10,000,000 in the aggregate.

                  SECTION 6.06. Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) sales of inventory (including parcels in developed cemetery properties), used or surplus equipment and Permitted Investments in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

                  (c) sales of excess undeveloped land with an aggregate book value for all such sales not greater than $20,000,000;

                  (d) sales of investments in connection with Reverse Repurchase Transactions;

                  (e) sales, transfers, leases and other dispositions of assets set forth on Schedule 6.06; and

                  (f) sales, transfers, leases and other dispositions of assets (other than accounts receivable or inventory) that are not permitted by any other clause of this Section 6.06; provided that (i) the aggregate book value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $200,000,000 in the aggregate, (ii) all sales, transfers, leases and other dispositions permitted pursuant to this clause (e) shall be made for fair value and
         (iii) if any such sale, transfer, lease or other disposition is made for aggregate consideration in excess of $20,000,000, such sale, transfer, lease or other disposition shall be made for at least 80% cash consideration.

                  SECTION 6.07. Swap Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including foreign exchange risks) to which the Borrower or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                  SECTION 6.08. Restricted Payments. (a) The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries; provided that the aggregate amount of all Restricted Payments made pursuant to this clause
(iii) shall not exceed $13,000,000 in the aggregate and (iv) the Borrower may make Restricted Payments that are not permitted by any other clause of this
Section 6.08; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (iv) shall not exceed $10,000,000 in the aggregate.

                  (b) The Borrower will not, nor will it permit any of the Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) regularly scheduled and other mandatory interest and principal payments as and when due in respect of any Indebtedness;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01, including the payment of customary fees, costs and expenses in connection therewith;

                  (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (v) the payment of Indebtedness of any Person acquired by the Borrower or any Subsidiary that exists on the date of such acquisition; provided that such Person becomes a Subsidiary as a result of such acquisition;

                  (vi) (A) prepayments and redemptions of publicly traded Indebtedness of the Borrower outstanding on the date hereof that by its terms matures during calendar year 2003 or 2004 and (B) prepayments and redemptions of publicly traded Indebtedness of the Borrower outstanding on the date hereof that by its terms matures in calendar year 2005 in an aggregate principal amount of $100,000,000; provided, however, that the Borrower may prepay and redeem an unlimited aggregate principal amount of Indebtedness pursuant to clause (B) above on and after the date on which the Borrower receives aggregate Net Proceeds of $200,000,000 (all of which is used to prepay or repurchase publicly traded Indebtedness pursuant to the terms of this Agreement) in connection with (1) sales, transfers, leases or other dispositions of assets of the Borrower or any Subsidiary pursuant to Section 6.06(e) and (f), (2) issuances of Equity Interests in the Borrower or any Subsidiary and (3) refinancings of publicly traded Indebtedness of the Borrower outstanding on the date hereof that matures in calendar year 2005;

                  (vii) prepayments and redemptions of Indebtedness of the Borrower or any Subsidiary with proceeds of any issuance and sale of common stock of the Borrower;

                  (viii) exchanges of common stock of the Borrower for Indebtedness of the Borrower or any Subsidiary; and

                  (ix) other prepayments and redemptions of Indebtedness of the Borrower or any Subsidiary not permitted by any other clause of this Section; provided that the aggregate principal amount of Indebtedness prepaid or redeemed pursuant to this clause (ix) may not exceed $75,000,000 in the aggregate until the date on which the Borrower receives aggregate Net Proceeds of $200,000,000 (all of which is used to prepay or repurchase publicly traded Indebtedness pursuant to the terms of this Agreement) in connection with (1) sales, transfers, leases or other dispositions of assets of the Borrower or any

         Subsidiary, pursuant to Section 6.06(e) and (f), (2) issuances of Equity Interests in the Borrower or any Subsidiary and (3) refinancings of publicly traded Indebtedness of the Borrower outstanding on the date hereof that matures in calendar year 2005, after which date the aggregate principal amount of Indebtedness prepaid or redeemed pursuant to this clause (ix) may not exceed $100,000,000 in the aggregate.

                  SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and one or more Subsidiaries that are Loan Parties not involving any other Affiliate, (c) any investment, loan or advance involving a Subsidiary that is permitted by Section 6.05, (d) any Restricted Payment permitted by Section 6.08 and (e) issuances of Equity Interests of the Borrower in satisfaction of obligations under retirement plans.

                  SECTION 6.10. Restrictive Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.10 and (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                  SECTION 6.11. Fiscal Year. The Borrower will not change its fiscal year end to a date other than December 31.

                  SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date set forth below to exceed the ratio set forth opposite such date:

Fiscal Quarter Ending               Minimum Ratio
---------------------               -------------
September 30, 2002                  2.25 to 1.00

December 31, 2002                   2.25 to 1.00

March 31, 2003                      2.25 to 1.00

June 30, 2003                       2.50 to 1.00

September 30, 2003                  2.50 to 1.00

December 31, 2003                   2.50 to 1.00

March 31, 2004                      3.00 to 1.00

June 30, 2004                       3.00 to 1.00

September 30, 2004                  3.00 to 1.00

December 31, 2004                   3.25 to 1.00

March 31, 2005                      3.25 to 1.00

June 30, 2005                       3.25 to 1.00

                  SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio at the end of any fiscal quarter to exceed the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending               Maximum Ratio
---------------------               -------------
September 30, 2002                  5.25 to 1.00

December 31, 2002                   5.25 to 1.00

March 31, 2003                      5.00 to 1.00

June 30, 2003                       5.00 to 1.00

September 30, 2003                  5.00 to 1.00

December 31, 2003                   4.75 to 1.00

March 31, 2004                      4.50 to 1.00

June 30, 2004                       4.50 to 1.00

September 30, 2004                  4.25 to 1.00

December 31, 2004                   4.00 to 1.00

March 31, 2005                      3.50 to 1.00

June 30, 2005                       3.50 to 1.00

                  SECTION 6.14. Capital Expenditures. The Borrower and the Subsidiaries will not make Capital Expenditures in any fiscal year in an amount exceeding the amount set forth below opposite such fiscal year:

Fiscal Year Ending                        Maximum Capital Expenditures
------------------                        ----------------------------
December 31, 2002                         $140,000,000

December 31, 2003 and thereafter          $130,000,000

; provided, however, that the amount of Capital Expenditures in any fiscal year shall be increased by an amount equal to 50% of the Capital Expenditures permitted pursuant to the table above for the fiscal year immediately preceding such fiscal year but not made in such preceding fiscal year, provided that the amount of Capital Expenditures permitted by the table above for any fiscal year shall be fully utilized prior to utilization of any such carryforward amount and no unused amount of Capital Expenditures permitted by the table above in respect of any fiscal year may be carried forward beyond the next following fiscal year.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation, warranty or other statement made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.10(a) or 5.12 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, without the lapse of any grace period (other than grace periods that have already expired), to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, defeasance or termination thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding
         (i) $10,000,000 in any year or (ii) $25,000,000 for all periods;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any

         Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates or other instruments delivered to it;

                  (n) the Borrower or any Subsidiary shall have received a notice, order or judgment from or of a Governmental Authority that temporarily or permanently suspends a material part of the operations of the business of the Borrower or a Subsidiary (due to a violation of applicable law or otherwise), which suspension could reasonably be expected to result in a Material Adverse Effect, or the Borrower or any Subsidiary shall otherwise, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, for a period of more than 30 days;

                  (o) there shall occur any loss of any permits, licenses, authorizations, certifications or approvals from any Federal, state or local Governmental Authority that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (p) the Borrower or any Subsidiary, or any of its assets, properties or businesses, shall have become the subject of an investigation or proceeding commenced by a Governmental Authority which investigation or proceeding could reasonably be expected to result in a Material Adverse Effect; or

                  (q) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) demand cash collateral with respect to any Letters of Credit pursuant to Section 2.05(j); and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the Borrower's obligation to provide cash collateral for Letters of Credit shall become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

                  The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to the Borrower or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

                  The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

                  The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the Borrower's written consent (which shall not be unreasonably withheld or delayed and shall not be required from the Borrower if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the Borrower's written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding any other provision contained herein, the Syndication Agent shall, in its capacity as such, have no responsibilities under this Agreement or the other Loan Documents.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

                  (i) if to the Borrower, to it at 1929 Allen Parkway, Houston, Texas 77019, Attention of Treasurer (Telecopy No. 713-525-7710; E-Mail Address frank.hundley@sci-us.com);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No.
         (212) 552-2261; E-Mail Address muniram.appanna@jpmorgan.com);

                  (iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No.
         (212) 552-2261; E-Mail Address muniram.appanna@jpmorgan.com) and a copy to JPMorgan Chase Bank, 712 Main Street, 5-CBBE-78, Houston, TX 77002, Attention of James Dolphin (Telecopy No. 713- 216-6004; E-Mail Address james.dolphin@jpmorgan.com) and Attention of Kathy King (Telecopy No. 713-216-6004; E-Mail Address kathy.l.king@jpmorgan.com).

                  (iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No.
         (212) 552-2261; E-Mail Address muniram.appanna@jpmorgan.com) and a copy to JPMorgan Chase Bank, 712 Main Street, 5-CBBE-78, Houston, TX 77002, Attention of James Dolphin (Telecopy No. 713-

         216-6004; E-Mail Address james.dolphin@jpmorgan.com) and Attention of Kathy King (Telecopy No. 713-216-6004; E-Mail Address kathy.l.king@jpmorgan.com); and

                  (v) if to any other Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the date of any mandatory prepayment or any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder (including by way of any change in the manner of computation in any financial ratio (including any change in any applicable defined term) that would result in the reduction of any interest or fee rate), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Loan Party from its Guarantee under the Guarantee and Collateral Agreement (except as expressly provided in Section 9.13 and the Guarantee and Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vi) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in Section 9.13 and the applicable Security Document), without the written consent of each Lender or
(vii)
change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or waive any condition set forth in Section 4.01 hereof without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Syndication Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Syndication Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Agents, the Syndication Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline

Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)(i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment unless each of the Borrower and the Administrative Agent shall otherwise consent, provided (i) that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                  (E) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.16(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that

Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Release of Guarantors and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall request the release under the Guarantee and Collateral Agreement or any other Security Document of any Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary or Collateral) to a Person other than the Borrower or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, and at the expense of the Borrower, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender.

                  (b) At such time as the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated (or shall have been cash collateralized on terms approved in writing by the applicable Issuing Banks) and all LC Disbursements shall have been reimbursed in full, the Liens created by the Security Documents shall be automatically released and the Collateral Agent shall, without the consent of any Lender, and at the expense of the Borrower, execute and deliver all such instruments, and take all such other actions, as shall be necessary to effectuate the release of the Collateral subject to such Liens.

                  (c) Without limiting the provisions of Section 9.03, the Borrower shall reimburse the Collateral Agent for all costs and expenses, including attorneys' fees and disbursements, reasonably incurred by it in connection with any action contemplated by this Section.

                  SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SERVICE CORPORATION
                                        INTERNATIONAL,

                                              by /s/ FRANK T. HUNDLEY
                                                 ------------------------------
                                                 Name:  Frank T. Hundley
                                                 Title: Vice President Treasurer



                                        JPMORGAN CHASE BANK, individually and
                                        as Administrative Agent,

                                               by /s/ JAMES DOLPHIN
                                                  ------------------------------
                                                  Name:  James Dolphin
                                                  Title: Senior Vice President

                                        BANK OF AMERICA, N.A., individually
                                        and as Syndication Agent,

                                               by /s/ RICHARD L. NICHOLS, JR.
                                                  ------------------------------
                                                  Name:  Richard L. Nichols, Jr.
                                                  Title: Managing Director

                                        CREDIT LYONNAIS, individually and as
                                        Co-Documentation Agent,

                                               by /s/ ATTILA KOC
                                                  ------------------------------
                                                  Name:  Attila Koc
                                                  Title: Senior Vice President

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        individually and as Co-Documentation
                                        Agent,

                                               by /s/ FRANK P. TURNER
                                                  ------------------------------
                                                  Name:  Frank P. Turner
                                                  Title: Authorized Signatory

                                          MERRILL LYNCH CAPITAL
                                          CORPORATION, individually and as Co-
                                          Documentation Agent,

                                                 by /s/ MICHAEL E. O'BRIEN
                                                    ----------------------------
                                                    Name:  Michael E. O'Brien
                                                    Title: Vice President

                                                               SIGNATURE PAGE TO
                                                         THE SERVICE CORPORATION
                                                  INTERNATIONAL CREDIT AGREEMENT
                                                       DATED AS OF JULY 24, 2002

         Name of Institution: Southwest Bank of Texas, N.A.
                              -----------------------------
                         by   /s/ PRESTON MOORE
                              -----------------------------
                              Name:  Preston Moore
                              Title: Senior Vice President